Park National Corporation KBW Investor Conference P A R K N A T I O N A L C O R P O R A T I O N

Safe Harbor Statement This presentation contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe as well as our ability to manage strategic initiatives; current and future economic and financial market conditions, either nationally or in the states in which Park and our subsidiaries do business, that may reflect deterioration in business and economic conditions, including the effects of higher unemployment rates or labor shortages, the impact of persistent inflation, ongoing interest rate increases, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, U.S. fiscal debt, budget and tax matters, geopolitical matters (including the impact of the Russia-Ukraine conflict and associated sanctions and export controls), and any slowdown in global economic growth, in addition to the continuing impact of the COVID-19 pandemic and recovery therefrom on our customers’ operations and financial condition, any of which may result in adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' inability to meet credit and other obligations and the possible impairment of collectability of loans; factors that can impact the performance of our loan portfolio, including changes in real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions; the effect of monetary and other fiscal policies (including the impact of money supply policies, ongoing increasing market interest rate policies and policies impacting inflation, of the Federal Reserve Board, the U.S. Treasury and other governmental agencies) as well as disruption in the liquidity and functioning of U.S. financial markets, may adversely impact prepayment penalty income, mortgage banking income, income from fiduciary activities, the value of securities, deposits and other financial instruments, in addition to the loan demand and the performance of our loan portfolio, and the interest rate sensitivity of our consolidated balance sheet as well as reduce net interest margins; changes in the federal, state, or local tax laws may adversely affect the fair values of net deferred tax assets and obligations of state and political subdivisions held in Park's investment securities portfolio and otherwise negatively impact our financial performance; the impact of the changes in federal, state and local governmental policy, including the regulatory landscape, capital markets, elevated government debt, potential changes in tax legislation that may increase tax rates, infrastructure spending and social programs; changes in laws or requirements imposed by Park's regulators impacting Park's capital actions, including dividend payments and stock repurchases; changes in consumer spending, borrowing and saving habits, whether due to changes in retail distribution strategies, consumer preferences and behaviors, changes in business and economic conditions, legislative and regulatory initiatives, or other factors may be different than anticipated; changes in customers', suppliers', and other counterparties' performance and creditworthiness, and Park's expectations regarding future credit losses and our allowance for credit losses, may be different than anticipated due to the continuing impact of and the various responses to inflationary pressures; Park may have more credit risk and higher credit losses to the extent there are loan concentrations by location or industry of borrowers or collateral; the volatility from quarter to quarter of mortgage banking income, whether due to interest rates, demand, the fair value of mortgage loans, or other factors; the adequacy of our internal controls and risk management program in the event of changes in the market, economic, operational (including those which may result from our associates working remotely), asset/liability repricing, legal, compliance, strategic, cybersecurity, liquidity, credit and interest rate risks associated with Park's business; competitive pressures among financial services organizations could increase significantly, including product and pricing pressures (which could in turn impact our credit spreads), changes to third-party relationships and revenues, changes in the manner of providing services, customer acquisition and retention pressures, and Park's ability to attract, develop and retain qualified banking professionals; uncertainty regarding the nature, timing, cost and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, FDIC insurance premium levels, pensions, bankruptcy, consumer protection, rent regulation and housing, financial accounting and reporting, environmental protection, insurance, bank products and services, bank and bank holding company capital and liquidity standards, fiduciary standards, securities and other aspects of the financial services industry, specifically the reforms provided for in the Coronavirus Aid, Relief and Economic Security (CARES) Act and the follow-up legislation in the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Basel III regulatory capital reforms, as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Federal Reserve Board, to implement the provisions of the CARES Act and the follow-up legislation in the Consolidated Appropriations Act, 2021, the provisions of the American Rescue Plan Act of 2021, the provisions of the Dodd-Frank Act, and the Basel III regulatory capital reforms; Park's ability to meet heightened supervisory requirements and expectations; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board (the "FASB"), the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, may adversely affect Park's reported financial condition or results of operations; Park's assumptions and estimates used in applying critical accounting policies and modeling, including under the CECL model, which may prove unreliable, inaccurate or not predictive of actual results; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions; Park's ability to anticipate and respond to technological changes and Park's reliance on, and the potential failure of, a number of third-party vendors to perform as expected, including Park's primary core banking system provider, which can impact Park's ability to respond to customer needs and meet competitive demands; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems on which Park and our subsidiaries are highly dependent; Park's ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks, including those of Park's third-party vendors and other service providers, which may prove inadequate, and could adversely affect customer confidence in Park and/or result in Park incurring a financial loss; a failure in or breach of Park's operational or security systems or infrastructure, or those of our third-party vendors and other service providers, resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems, including as a result of cyber attacks; the impact on Park's business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of the adequacy of Park's intellectual property protection in general; the existence or exacerbation of general geopolitical instability and uncertainty as well as the effect of trade policies (including the impact of potential or imposed tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations, closing of border crossings and changes in the relationship of the U.S. and its global trading partners); the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the growth rates and financial stability of certain sovereign governments, supranationals and financial institutions in Europe and Asia and the risk they may face difficulties servicing their sovereign debt; the effect of a fall in stock market prices on Park's asset and wealth management businesses; our litigation and regulatory compliance exposure, including the costs and effects of any adverse developments in legal proceedings or other claims, the costs and effects of unfavorable resolution of regulatory and other governmental examinations or other inquiries, and liabilities and business restrictions resulting from litigation and regulatory investigations; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; the impact on Park's business, personnel, facilities or systems of losses related to acts of fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics (including the COVID-19 pandemic), dislocations, regional or national protests and civil unrest (including any resulting branch closures or damages), military or terrorist activities or international hostilities (especially in light of the Russia-Ukraine conflict) on the economy and financial markets generally and on us or our counterparties specifically; the potential further deterioration of the U.S. economy due to financial, political, or other shocks; the effect of healthcare laws in the U.S. and potential changes for such laws, especially in light of the COVID-19 pandemic, which may increase our healthcare and other costs and negatively impact our operations and financial results; risks and uncertainties associated with Park's entry into new geographic markets with our most recent acquisitions, including expected revenue synergies and cost savings from recent acquisitions not being fully realized or realized within the expected time frame; uncertainty surrounding the transition from the London Inter-Bank Offered Rate (LIBOR) to an alternate reference rate; the impact of larger or similar-sized financial institutions encountering problems, such as the recent closures of Silicon Valley Bank in California, Signature Bank in New York and First Republic Bank in California, and Credit Suisse in Switzerland which may adversely affect the banking industry and/or Park's business generation and retention, funding and liquidity, including potential increased regulatory requirements and increased reputational risk and potential impacts to macroeconomic conditions; Park's continued ability to grow deposits or maintain adequate deposit levels in light of the recent bank failures; unexpected outflows of deposits which may require Park to sell investment securities at a loss; and other risk factors relating to the financial services industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in "Item 1A. Risk Factors" of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and in "Item 1A. Risk Factors" of Part II of Park’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023. P A R K N A T I O N A L C O R P O R A T I O N 2

Disclaimer Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that the disclosure of these “non-GAAP” financial measures presents additional information which, when read in conjunction with Park’s consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park’s peer financial holding companies, while eliminating certain non-operational effects of acquisitions. Additionally, Park believes this financial information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. The non-GAAP financial measures should not be viewed as substitutes for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures is provided on pages 33 and 34 of this presentation. P A R K N A T I O N A L C O R P O R A T I O N 3

P A R K N A T I O N A L C O R P O R A T I O N Overview of Park National Corporation

Overview of Park National Corporation

Company Overview

- Park's bank subsidiary, The Park National Bank, is headquartered in Newark, Ohio and was founded in 1908.
- $9.9 billion of total assets and $7.8 billion of assets under management[1] as of June 30, 2023.
- Park common shares are publicly traded under the symbol "PRK".
- Diversified revenue base with approximately 21% non-interest income to operating revenue[5] during the first half of 2023.
- Diversified loan portfolio funded with customer deposits.
- Below average historical net charge-offs relative to peers.
- Low-cost funding profile supports durable net interest margin and extended trend of stable operating results.
- As of June 30, 2022 Park's average deposit market share was approximately 36% in Park's six largest county markets in Ohio.



	At or Year Ended		At or YTD
$ in millions	12/31/2021	12/31/2022	6/30/2023
Total Assets	$ 9,560	$ 9,855	$ 9,900
Total Loans	6,871	7,142	7,208
Total Deposits	7,905	8,235	8,359
Shareholders' Equity	1,111	1,069	1,089
TE / TA (2) (5)	10.05%	9.33%	9.49%
ACL / Loans (5)	1.21%	1.20%	1.21%
NPAs / Assets (3) (5)	0.80%	0.82%	0.60%
Net Interest Margin (4)	3.69%	3.80%	4.07%
ROAA (5) (annualized)	1.56%	1.48%	1.32%
ROATE (2) (5) (6) (annualized)	17.15%	16.29%	14.23%

(1) Market value of assets under management.
(2) See Reconciliation of Non-GAAP Financial Measures shown on pages 33 and 34.
(3) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due.
(4) Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate.
(5) Definitions: TE – Tangible Equity; TA – Tangible Assets; ACL – Allowance for Credit Losses; NPA – Non-Performing Assets, ROAA – Return on Average Assets; ROATE – Return on Average Tangible Equity; Operating Revenue = Non-Interest Income + Net Interest Income
(6) For the purpose of calculating the annualized return on average tangible equity, a non-U.S. GAAP financial measure, net income for each period is divided by average tangible equity during the period.

Note: Financial data as of June 30, 2023 unless otherwise noted; Source: S&P Global Market Intelligence.

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PARK NATIONAL CORPORATION

Attractive Geographic Footprint P A R K N A T I O N A L C O R P O R A T I O N 6 Ohio North Carolina South CarolinaKentucky Region Deposits Trust AUM(1) Full-Time(2) Employees Counties Served Offices Western Ohio $1.71B $1.16B 173 6 24 Northern Ohio $2.03B $1.24B 217 8 24 Metro $911M $1.09B 165 6 10 Central Ohio $1.80B $3.57B 180 5 17 Eastern Ohio $918M $697M 100 5 13 Carolina $647M $69.6M 74 6 7 Overview • Distinct operating regions provide for attractive mix of customers and demographic opportunities. • Park has entered several new geographic markets in recent years via acquisitions and de novo branch openings. • These new markets have faster population growth and low rates of unemployment(3). • Combined with Park’s outstanding deposit franchise, these expansion markets present a promising opportunity for customer and revenue growth. June 2023 Unemployment Rate (%)(3) (1) Market value of assets under management. (2) Full-time employees do not include 878 full-time employees at Park’s operational support centers. (3) Source: Bureau of Labor Statistics; National unemployment data as of June 30, 2023 Note: Financial data as of June 30, 2023 unless otherwise noted. 2.9% 3.4% 3.5% 3.3% 3.4% 3.6% ASHEVILLE, NC CHARLOTTE, NC CINCINNATI, OH COLUMBUS, OH LOUISVILLE, KY USA

Senior Management P A R K N A T I O N A L C O R P O R A T I O N 7 David L. Trautman – Chairman of the Board and CEO – Age: 62 (40 years with Park) • Chairman of the Board since May 2019 and CEO since January 2014 of Park and Park National Bank. • President of Park and Park National Bank from January 2005 through April 2019. • President of First-Knox National Bank, a division of Park National Bank, from 1997 through 2002, and its Chairman of the Board from 2001 to 2006. • Holds an MBA with honors from The Ohio State University. • Earned a B.A. from Duke University and joined Park immediately following graduation. Matthew R. Miller – President – Age: 45 (14 years with Park) • President of Park and Park National Bank since May 2019. • Executive Vice President of Park and Park National Bank from April 2017 through April 2019. • Chief Accounting Officer of Park and Park National Bank from December 2012 through March 2017. • Vice President of Accounting at Park National Bank from March 2009 through December 2012. • Prior to joining Park, worked for eight years at Deloitte LLP, serving clients in the financial services industry. • Earned a B.A. in accounting, graduating summa cum laude, from University of Akron.

Senior Management (continued) P A R K N A T I O N A L C O R P O R A T I O N 8 Brady T. Burt – Chief Financial Officer – Age: 51 (16 years with Park) • Chief Financial Officer of Park and Park National Bank since December 2012. • Chief Accounting Officer of Park and Park National Bank from April 2007 to December 2012. • Worked at Vail Banks, Inc. in various capacities from 2002 to 2006, including as CFO. • Earned a B.S. in accounting from Miami University. • Member of Board of Directors of Federal Home Loan Bank of Cincinnati, serving on each of the Audit Committee (which he has chaired since January 1, 2021) and the Risk Committee.

Experienced Management Team • Park National Bank’s management team consists of leaders with deep local market knowledge. • Senior leadership team averages 25 years of banking experience. • Average senior leadership tenure with Park National Bank is approximately 18 years. P A R K N A T I O N A L C O R P O R A T I O N 9 Name Position Age Years with PNB Years in Industry Todd M. Bogdan Chief Operations Officer 55 6 34 Adrienne M. Brokaw Chief Auditor 55 10 24 Bryan M. Campolo Chief Credit Officer 39 17 17 Thomas M. Cummiskey Chief Trust & Investments Officer 53 23 25 Malory Dcosta Chief Information Officer 50 1 20 Mark H. Miller Corporate Services Director 41 6 6 Cheryl L. Snyder Chief Retail Officer 66 43 45 Laura F. Tussing Regional Banking Director 42 18 18 Jeffrey A. Wilson Chief Risk Officer 56 18 26

Community Banking Regions

- Strong history of operating in Park's regional bank model.
- Moved to a singular brand, Park National Bank, in 2019 while maintaining local market leadership and advisory boards.
- To better align its branch network with banking trends, Park National Bank consolidated 23 branch offices (approximately 20% of existing) in 2020.
  - Proximity to other branches and few competitors in impacted markets reduced the risk of attrition.
  - Below average transaction volume at impacted branches.
- Park continues to analyze its remaining branch network (geography, demographics, transaction volume, etc.) to identify sensible branch optimization opportunities.
- Separate presidents and advisory boards, consisting of leaders with deep local market knowledge.
  - Regional leadership team averages approximately 30 years of banking experience and 17 years of leadership tenure with Park.

Name	Position	Age	Years with PNB	Years in Industry
Robert E. Boss	President - Northern Ohio Region	66	15	44
John A. Brown	President - Western Ohio Region	54	32	32
Bryant W. Fox	Market President - Cincinnati	35	10	10
W. Andrew Holden	Market President - Louisville	48	5	27
Tim J. Ignasher	Market President - Charlotte	62	6	32
John D. Kimberly	President - Carolina Region	58	16	37
Patrick L. Nash	President - Eastern Ohio Region	58	36	36
Laura F. Tussing	President - Central Ohio Region	42	18	18
Brady E. Waltz	Market President - Columbus	51	16	30

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PARK NATIONAL CORPORATION

Park M&A Strategy Two-prong strategy guidelines: 1. Traditional M&A • Strong franchise, good reputation and asset quality • Competitive market share • Continuity of management and leadership • Traditional community bank structure • Sticky, low-cost core deposits • Disciplined approach to pricing and diligence 2. Metro Strategy • Certain attractive markets in the Midwest, Southeast, and Mid-Atlantic regions • De novo branching – mirror successful Columbus, Ohio de novo office • Partner with banks that have the following characteristics: • Consistent loan growth • Acceptable asset quality • Existing trust and wealth management business, or the potential to grow the business in those areas • Commercial focus with potential to grow consumer • Proven leadership team P A R K N A T I O N A L C O R P O R A T I O N 11

P A R K N A T I O N A L C O R P O R A T I O N Financial Summary

2023 Second Quarter Highlights P A R K N A T I O N A L C O R P O R A T I O N 13 • Park’s Consolidated Capital Ratios as of June 30, 2023: – Tangible Common Equity to Tangible Assets of 9.49%(1) – Leverage Ratio of 10.46% – Total Risk-Based Capital Ratio of 16.18% • Tangible common book value per share(1) grew from $54.39 at June 30, 2022 to $57.19 at June 30, 2023. • Pre-tax, pre-provision net income(1) of $40.7 million during Q2 2023, compared to $45.1 million during Q2 2022. • Provision for credit losses for Q2 2023 of $2.5 million compared to $3.0 million for Q2 2022. • Loans grew from $6.96 billion at June 30, 2022 to $7.21 billion at June 30, 2023. • Loan growth during Q2 2023 was $114.4 million, or 6.5% annualized. • ACL / Loans increased to 1.21% as of June 30, 2023, compared to 1.17% as of June 30, 2022. • Net income for the second quarter of 2023 was $31.6 million, compared to $34.3 million for the second quarter of 2022. Park Performance Summary (1) (1) See Reconciliation of Non-GAAP Financial Measures shown on pages 33 and 34.

Steady Balance Sheet Growth

Total Assets

(Dollars in millions)


$8,558
$9,279
$9,560
$9,855
$9,900
2019Y
2020Y
2021Y
2022Y
2023Q2

Total Loans (excluding PPP) (1)

(Dollars in millions)


$6,501
$6,846
$6,797
$7,138
$7,205
2019Y
2020Y
2021Y
2022Y
2023Q2

Total Deposits (2)

(Dollars in millions)


$7,053
$7,572
$7,905
$8,235
$8,359
2019Y
2020Y
2021Y
2022Y
2023Q2

Total Shareholders' Equity

(Dollars in millions)


$969
$1,040
$1,111
$1,069
$1,089
2019Y
2020Y
2021Y
2022Y
2023Q2

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PARK NATIONAL CORPORATION

(1) Excludes PPP loans of $3MM, $4MM, $74MM, $332MM and $0 as of 2023Q2, 2022Y, 2021Y, 2020Y, and 2019Y, respectively
(2) Excludes off balance sheet deposits of $767,000, $196MM, $983MM, $710MM and $0 as of 2023Q2, 2022Y, 2021Y, 2020Y, and 2019Y, respectively.

Efficiency Ratio & NIE / Average Assets(1) Strong Earnings P A R K N A T I O N A L C O R P O R A T I O N 15 (Dollars in millions) Net Income, ROAA & ROATE(1) Fee Income / Op. Revenue Pre-Tax, Pre-Provision Net Income / Avg. Assets(1) (1) See Reconciliation of Non-GAAP Financial Measures shown on pages 33 and 34. (Dollars in millions) (Dollars in millions) $153.9$153.9 $130.9 $166.7 $176.3 $185.0 $80.8 1.55% 1.80% 1.79% 1.84% 1.63% – $20 .0 $40 .0 $60 .0 $80 .0 $10 0.0 $12 0.0 $14 0.0 $16 0.0 $18 0.0 $20 0.0 1.0 0% 1.1 0% 1.2 0% 1.3 0% 1.4 0% 1.5 0% 1.6 0% 1.7 0% 1.8 0% 1.9 0% 2019Y 2020Y 2021Y 2022Y 2023 YTD PPNR PPNR/Avg. Assets $97.2 $125.7 $129.9 $135.9 $49.4 $297.7 $327.6 $329.9 $347.1 $183.8 24.6% 27.7% 28.3% 28.1% 21.2% 2019 2020 2021 2022 2023 YTD Pre-Provision Net Interest Income Fee Income (Other Income) Fee Income / Op. Rev. $102.7 $127.9 $153.9 $148.4 $65.3 1.2% 1.4% 1.6% 1.5% 1.3% 13.4% 15.3% 17.2% 16.3% 13.7% – $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 2019Y 2020Y 2021Y 2022Y 2023 YTD – 4.0% 8.0% 12.0% 16.0% 20.0% Net Income ROAA ROATE 66.4% 62.8% 61.3% 61.2% 64.8% 3.12% 3.10% 2.88% 2.97% 3.08% 2019Y 2020Y 2021Y 2022Y 2023 YTD Efficiency Ratio Non-Int. Exp. / Avg. Assets

Stable Net Interest Margin P A R K N A T I O N A L C O R P O R A T I O N 16 Overview • Net interest margin has held steady due to stable asset yields and strong core deposits. Pre-Provision Net Interest Income and Net Interest Margin(1) Asset Yields, Liability Costs, and Net Interest Margin(1) (Dollars in millions) (1) Net interest margin shown on an annualized, fully taxable equivalent basis assuming a 21% corporate federal income tax rate. See Reconciliation of Non-GAAP Financial Measures shown on pages 33 and 34. $83.9 $90.8 $94.6 $92.2 $91.6 3.84% 3.81% 3.98% 4.08% 4.07% 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 Pre-Provision Net Interest Income Net Interest Margin 4.04% 4.18% 4.57% 4.89% 5.08% 3.84% 3.81% 3.98% 4.08% 4.07% 0.33% 0.60% 0.95% 1.29% 1.58% 0.16% 0.46% 0.81% 1.15% 1.46% 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 Interest Earning Asset Yield (%) Net Interest Margin (%) Interest Bearing Liability Cost (%) Interest Bearing Deposit Cost (%)

Diverse Fee Income P A R K N A T I O N A L C O R P O R A T I O N 17 Overview • Robust levels of fee income provide a hedge against a challenging interest rate environment. • The business lines responsible for generating the majority of fee income are trust and wealth management, mortgage banking, and debit card fees. • Diversified revenue base with approximately 21.2% non-interest income to operating revenue. • Anchored by trust and wealth management, which as of June 30, 2023 had assets under management of $7.8 billion(1). Sources of Fee Income (2023 YTD) Fee Income / Operating Revenue (1) Market value of assets under management. Note: Financial data as of June 30, 2023 unless otherwise noted. (Dollars in millions) $97.2 $125.7 $129.9 $135.9 $49.4 $297.7 $327.6 $329.9 $347.1 $183.8 24.6% 27.7% 28.3% 28.1% 21.2% 2019 2020 2021 2022 2023 YTD Pre-Provision Net Interest Income Fee Income (Other Income) Fee Income / Op. Rev. Fiduciary Activities 35% Service Charges 9% Other Service Income 11% Debit Card Fees 27% BOLI 5% Other Fee Income 13%

Disciplined Approach to Managing Operating Expenses P A R K N A T I O N A L C O R P O R A T I O N 18 Efficiency Ratio & Non-interest Expense Non-interest Expense Composition (YTD) Note: Financial data as of June 30, 2023 unless otherwise noted (Dollars in millions) Salaries & Benefits 59% Occupancy 4% FF&E 4% Data Processing 12% Professional Fees 10% Insurance 3% Other Non- interest Expense 8% $264.0 $286.6 $283.5 $298.0 $152.4 66.4% 62.8% 61.3% 61.2% 64.8% 2019 2020 2021 2022 2023 YTD Non-interest Expense Efficiency Ratio

High Quality Capital Structure 99% of Park’s Tier 1 Capital is Common Equity P A R K N A T I O N A L C O R P O R A T I O N 19 Common Equity Tier 1 Trust Preferred Receives full Tier 1 Capital treatment Subordinated Notes and Allowance for Credit Losses Tier 1 Capital $1,034 million Tier 2 Capital $266.6 million Note: Financial data as of June 30, 2023 unless otherwise noted ACL $92.7 Subdebt $173.9 Trust Preferred $15.0 Common Equity Tier 1 $1,019.1 1 Regulatory Capital as of June 30, 2023 (Dollars in millions)

Robust Capital Ratios P A R K N A T I O N A L C O R P O R A T I O N 20(1) Adequately capitalized thresholds plus capital conservation buffer of 2.5% Note: Financial data as of June 30, 2023 unless otherwise noted; capital ratios were modestly impacted by two bank acquisitions which closed in the 2018 fiscal and the 2019 fiscal years. Tier 1 Leverage Ratio Common Equity Tier 1 Ratio Tier 1 Risk-based Capital Ratio Total Risk-based Capital Ratio Regulatory Minimums(1) 9.6% 9.6% 9.8% 9.9% 10.5% 4.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2019Q4 2020Q4 2021Q4 2022Q4 2023 Q2 11.6% 11.7% 12.4% 12.6% 12.7% 7.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2019Q4 2020Q4 2021Q4 2022Q4 2023 Q2 11.8% 11.9% 12.6% 12.8% 12.9% 8.5% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2019Q4 2020Q4 2021Q4 2022Q4 2023 Q2 12.6% 15.4% 16.1% 16.1% 16.2% 10.5% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 2019Q4 2020Q4 2021Q4 2022Q4 2023 Q2 (1) (1) (1)

High-Quality and Diversified Loan Portfolio


Leases
0%
Commercial,
Financial, and
Agricultural
18%
Consumer
27%
Commercial
Real Estate
25%
Residential
Real Estate
26%
Construction
Real Estate
4%

Total Loan Portfolio: $7.2B
QTD Yield on Loans: 5.43%

- Park has a well-secured loan portfolio with geographic and asset class diversity.
- Out-of-market portfolio is limited to specialty lending, which has conservative underwriting and is subject to intensive loan monitoring.
- 52% of the loan portfolio has a fixed interest rate with a weighted average contractual life of 80 months; the remaining 48% variable rate has a weighted average reprice of 32 months.
- Included in commercial, financial, and agricultural loans were $296.3 million in loans originated through Scope Leasing, Inc. and $397.8 million in structured finance loans.
- 2% of total loans were agriculture related(1).
- 36% of commercial real estate loans were owner-occupied.
- $206.2 million are collateralized by non-owner-occupied office space.

(1) Agriculture related loans include farm loans and agricultural production loans.
Note: Financial data as of June 30, 2023 unless otherwise noted.

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PARK NATIONAL CORPORATION

Indirect Lending Portfolio P A R K N A T I O N A L C O R P O R A T I O N 22 Note: Financial data as of June 30, 2023 • Park National Bank’s loan portfolio includes $1.9B in indirect loans. • Balances have steadily increased since first exceeding $1B in 2017. 52.64% 26.02% 14.70% 5.16% 0.86% 0.61% Installment Loan Portfolio by Credit Tier Premier (FICO 780+) A+ (FICO 740 - 779) A (FICO 710 - 739) B (FICO 680 - 709) C (FICO 641 - 679) D (FICO < 640) Pre-2019 2019 2020 2021 2022 2023 Total Premier (FICO 780+) 38,832,028 58,734,311 153,205,966 205,190,451 393,045,575 176,148,998 1,025,157,329 A+ (FICO 740 - 779) 24,853,807 29,937,517 65,672,627 102,033,313 191,073,403 93,221,539 506,792,206 A (FICO 710 - 739) 17,850,459 17,114,604 37,137,175 57,374,314 103,520,789 53,363,322 286,360,663 B (FICO 680 - 709) 8,837,884 5,745,068 12,440,330 21,348,908 33,719,850 18,330,996 100,423,036 C or D (FICO < 680) 3,404,836 2,024,474 4,222,478 5,938,048 8,362,171 4,844,525 28,796,532 Total 93,779,014 113,555,974 272,678,576 391,885,034 729,721,788 345,909,380 1,947,529,766 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Credit Tier

Indirect Lending Portfolio (continued) P A R K N A T I O N A L C O R P O R A T I O N 23 Note: Financial data as of June 30, 2023. Pre-2019 2019 2020 2021 2022 2023 Total All Other 7,416,755 1,379,326 3,557,275 5,172,221 6,212,423 5,462,074 29,200,074 Watercraft 12,389,001 6,969,987 18,102,497 17,705,427 25,719,182 11,688,448 92,574,542 RVs 50,234,815 25,145,099 78,354,741 106,228,952 160,228,815 56,845,645 477,038,067 Auto 23,738,443 80,061,562 172,664,063 262,778,434 537,561,368 271,913,213 1,348,717,083 Total 93,779,014 113,555,974 272,678,576 391,885,034 729,721,788 345,909,380 1,947,529,766 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Collateral Type

Specialty Lending • Park has successfully operated in the specialty finance area, specifically focusing on turbo-prop and light jets and structured finance lending to non-bank consumer finance companies for many years. Net charge-offs in specialty lending have not materially impacted Park’s overall net charge-off rates over the last 10 years. • Park acquired Scope Leasing, Inc. in the mid-1990’s. Scope follows the same conservative underwriting posture as the commercial loan portfolio. Its lending team has years of industry experience and maintains a narrow focus as to acceptable aircraft. Scope had loans of $296 million, or 4.1% of total loans, outstanding as of June 30, 2023. Scope offers aircraft loans from $200,000 to $5 million to individuals, small businesses, and major corporations across the country. • Park entered the structured finance lending business in 2008. It is a traditional asset-based lending line of business with daily cash collections, periodic customer audits, and an attractive risk/reward dynamic. The structured finance loans consist of loans to non-bank consumer finance companies throughout the nation. These asset- based loans are collateralized by cash flows from individuals, typically from auto loans financed by the non-bank consumer finance company. These loans have conservative underwriting and are subject to intensive loan monitoring. Structured finance loans represented $398 million, or 5.5% of total loans, outstanding as of June 30, 2023. P A R K N A T I O N A L C O R P O R A T I O N 24 Note: Financial data as of June 30, 2023 unless otherwise noted. Structured Finance 5.5% Scope Aircraft Finance 4.1% All Other Loans 90.4%

Loan Approval Process & Loan Review P A R K N A T I O N A L C O R P O R A T I O N 25 Loan Approval Process • While Park has a legal lending limit of approximately $145 million, its internal hold limit is $46 million. • Park’s highest individual lending authority is $4 million. • Loans which are greater than an individual’s lending authority go to the Park Commercial Loan Committee (“PCLC”) for approval. • Loans exceeding the PCLC approval limits must be approved by the Park Executive Committee. Loan Review & Special Assets • Park’s management team takes a very conservative approach to classification, primarily based on debt service coverage ratios. A credit will be placed on nonaccrual status with a debt service coverage ratio below 1.0x, and a credit with a lesser degree of stress may be labeled special mention. • Annually, loan review evaluates: • All commercial credit relationships with aggregate exposure over $1 million. • All commercial credit relationships with new notes between $500,000 and $1 million are reviewed based on risk-based sampling. • Remaining commercial credit relationships with aggregate exposure between $250,000 and $500,000 are selected based on risk-based sampling. • For the 2022-2023 loan review cycle, 85% of the commercial loan portfolio was reviewed. • Special Assets Committee consists of several bankers with extensive experience working to resolve problem credits.

Healthy Allowance Levels Safeguard Shareholders’ Equity P A R K N A T I O N A L C O R P O R A T I O N 26 Allowance / LoansOverview • Allowance for credit losses was 1.21% of total loans as of June 30, 2023. • Strong reserve levels reflect expectation of deteriorating economic conditions and credit stress to emerge in future periods. • Conservative classification of commercial loans and prudent identification of problem credits. • Adopted CECL 1/1/2021. $6,501 $7,178 $6,871 $7,142 $7,208 0.87% 1.19% 1.21% 1.20% 1.21% 2019 Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q2 (Dollars in millions) Loans ACL / Loans Provision / Net Charge-Offs (1) (1) Park was in a net recovery position for the fiscal years ended 2020 and 2021. 6.1x – – 1.9x 2.2x FY 2019 FY 2020 FY 2021 FY 2022 2023 YTD $ in thousands Net Charge Off (Recovery) 2023 YTD 1,231$ FY 2022 2,375 FY 2021 (3,348) FY 2020 (16,942) FY 2019 1,004

Stable Asset Quality P A R K N A T I O N A L C O R P O R A T I O N 27 Net Charge-Offs / Average Loans Classified Loans(2) / Tier 1 Capital + ACL Overview • Conservative underwriting and strong asset quality. • Of the $57.3 million in nonaccrual loans, $36.6 million, or about 64%, were current with regard to payments as of June 30, 2023. NPAs / Total Assets (1) (1) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due. (2) Classified loans are defined as those rated substandard or impaired, excluding accruing purchase credit deteriorated (PCD) loans associated with the acquisitions of NewDominion Bank and CAB Financial Corporation. 1.14% 1.31% 0.80% 0.82% 0.60% 2019Q4 2020Q4 2021Q4 2022Q4 2023Q2 8.94% 11.25% 7.27% 7.27% 4.08% 2019Q4 2020Q4 2021Q4 2022Q4 2023Q2 0.02% (0.24%) (0.05%) 0.03% 0.03% (0.70%) (0.20%) 0.30% 0.80% 1.30% 1.80% 2019Y 2020Y 2021Y 2022Y 2023 YTD

Stable, Low Cost Core Deposits P A R K N A T I O N A L C O R P O R A T I O N 28 • With minimal reliance on costly time deposits and a relatively high level of non-interest bearing deposits, Park has cultivated a loyal and low-cost source of funds. • Non-interest bearing deposits represented 33% of total deposits. • Public funds made up $1.6 billion, or approximately 19%, of total deposits. • Uninsured deposits totaled approximately $1.4 billion, or 17% of total deposits. This $1.4 billion includes $301 million of deposits which were over $250,000, but were fully collateralized by Park’s investment portfolio. Total Deposits: $8.4 billion QTD Cost of Interest Bearing Deposits: 1.46% QTD Cost of Total Deposits: 0.96% Non-CD Deposits / Total Deposits: 93% Note: Financial data as of June 30, 2023 unless otherwise noted Non-interest Bearing 33% Transaction 27% Savings 33% CDs 7%

High Quality Securities Portfolio P A R K N A T I O N A L C O R P O R A T I O N 29 • Park’s investment securities portfolio is highly rated(1): • 75% are AAA rated • 24% are AA rated • 100% are rated investment grade • 31% of the portfolio is floating rate • All mortgage-backed securities and collateralized mortgage obligations are U.S. government agency issued, and are primarily collateralized by 15-year residential mortgage loans. • All state and political subdivision securities are investment grade rated, many with credit enhancements. • The expected weighted average life of Park’s securities portfolio was 4.7 years as of June 30, 2023. • Over $1.1 billion of the securities portfolio are unpledged. • Park had an net unrealized loss on securities of $114.1 million or 6.8% of the portfolio as of June 30, 2023. • Park did not carry any held-to-maturity securities as of June 30, 2023. QTD Yield on Securities: 3.86% Total Securities: $1.7 billion (1) Securities portfolio ratings as of June 30, 2023. Note: Financial data as of June 30, 2023 unless otherwise noted States & Political Subdivisions 25% Collateralized Loan Obligations 31% Corporate Debt Securities 1% Agency Mortgage- Backed Securities 43%

Historical Borrowing Position 30 0% 3% 6% 9% 12% 15% 18% 21% 24% $- $200,000,000 $400,000,000 $600,000,000 $800,000,000 $1,000,000,000 $1,200,000,000 $1,400,000,000 $1,600,000,000 12 /3 1/ 20 07 12 /3 1/ 20 08 12 /3 1/ 20 09 12 /3 1/ 20 10 12 /3 1/ 20 11 12 /3 1/ 20 12 12 /3 1/ 20 13 12 /3 1/ 20 14 12 /3 1/ 20 15 12 /3 1/ 20 16 12 /3 1/ 20 17 12 /3 1/ 20 18 12 /3 1/ 20 19 12 /3 1/ 20 20 12 /3 1/ 20 21 12 /3 1/ 20 22 6/ 30 /2 02 3 Brokered Repurchase Agreements Brokered Deposits FHLB Borrowings FHLB Borrowings and Brokered Deposits/Repurchase Agreements as % of Total Liabilities *Includes FHLB advances, Brokered Deposits and Brokered Repurchase Agreements

P A R K N A T I O N A L B A N K 31 Uninsured Deposits Trend 77.0% 77.1% 77.7% 77.2% 78.8% 81.4% 83.0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Insured Collateralized Exposed

P A R K N A T I O N A L C O R P O R A T I O N Appendix

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Average Shareholders' Equity to Average Tangible Equity

	For the Twelve Months Ended				For the Three Months Ended				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023
Average Shareholders' Equity	$ 922,174	$ 1,009,102	$ 1,065,460	$ 1,076,879	$ 1,070,493	$ 1,076,526	$ 1,055,509	$ 1,090,952	$ 1,091,016
Less: Average Goodwill and Other Intangible Assets	158,194	170,031	167,993	166,337	166,516	166,136	165,794	165,457	165,129
Average Tangible Equity	**$ 763,980**	**$ 839,071**	**$ 897,467**	**$ 910,542**	**$ 903,977**	**$ 910,390**	**$ 889,715**	**$ 925,495**	**$ 925,887**

Reconciliation of Total Shareholders' Equity to Tangible Equity

	As of				As of				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023
Total Shareholders' Equity	$ 969,014	$ 1,040,256	$ 1,110,759	$ 1,069,226	$ 1,050,013	$ 1,036,172	$ 1,069,226	$ 1,082,153	$ 1,088,757
Less: Goodwill and Other Intangible Assets	171,118	168,855	167,057	165,570	166,252	165,911	165,570	165,243	164,915
Tangible Equity	**$ 797,896**	**$ 871,401**	**$ 943,702**	**$ 903,656**	**$ 883,761**	**$ 870,261**	**$ 903,656**	**$ 916,910**	**$ 923,842**

Reconciliation of Total Assets to Tangible Assets

	As of				As of				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023
Total Assets	$ 8,558,377	$ 9,279,021	$ 9,560,254	$ 9,854,993	$ 9,826,670	$ 9,855,047	$ 9,854,993	$ 9,856,981	$ 9,899,551
Less: Goodwill and Other Intangible Assets	171,118	168,855	167,057	165,570	166,252	165,911	165,570	165,243	164,915
Tangible Assets	**$ 8,387,259**	**$ 9,110,166**	**$ 9,393,197**	**$ 9,689,423**	**$ 9,660,418**	**$ 9,689,136**	**$ 9,689,423**	**$ 9,691,738**	**$ 9,734,636**

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PARK NATIONAL CORPORATION

Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income

	For the Twelve Months Ended				For the Three Months Ended				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023
Interest Income	$ 360,500	$ 357,720	$ 345,853	$ 378,247	$ 88,347	$ 99,944	$ 108,810	$ 110,901	$ 114,674
Fully Taxable Equivalent Adjustment	2,956	2,866	2,911	3,541	872	932	918	926	920
Fully Taxable Equivalent Interest Income	$ 363,456	$ 360,586	$ 348,764	$ 381,788	$ 89,219	$ 100,876	$ 109,728	$ 111,827	$ 115,594
Less: Interest Expense	62,763	30,090	15,960	31,188	4,408	9,116	14,204	18,703	23,102
Fully Taxable Equivalent Net Interest Income	**$ 300,693**	**$ 330,496**	**$ 332,804**	**$ 350,600**	**$ 84,811**	**$ 91,760**	**$ 95,524**	**$ 93,124**	**$ 92,492**

Reconciliation of Pre-Provision Net Income

	For the Twelve Months Ended				For the Three Months Ended				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023
Net Interest Income	$ 297,737	$ 327,630	$ 329,893	$ 347,059	$ 83,939	$ 90,828	$ 94,606	$ 92,198	$ 91,572
Non-Interest Income	97,193	125,664	129,944	135,935	31,193	46,694	26,392	24,387	25,015
Less: Non-Interest Expense	263,988	286,595	283,518	297,978	70,048	82,903	77,654	76,503	75,885
Pre-Provision Net Income	**$ 130,942**	**$ 166,699**	**$ 176,319**	**$ 185,016**	**$ 45,084**	**$ 54,619**	**$ 43,344**	**$ 40,082**	**$ 40,702**

Calculation of Allowance for Credit Losses / Loans

	For the Twelve Months Ended				For the Three Months Ended				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023
Allowance for Credit Losses	$ 56,679	$ 85,675	$ 83,197	$ 85,379	$ 81,448	$ 83,961	$ 85,379	$ 85,946	$ 87,206
Loans	6,501,404	7,177,785	6,871,122	7,141,891	6,958,685	7,103,246	7,141,891	7,093,857	7,208,109
Allowance for Credit Losses / Loans	**0.87%**	**1.19%**	**1.21%**	**1.20%**	**1.17%**	**1.18%**	**1.20%**	**1.21%**	**1.21%**

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PARK NATIONAL CORPORATION

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